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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 61                                  Trade Date: 03/31/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 04/03/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is April 1, 2003



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

         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFK5              $5,945,000.00              5.00%                  04/15/18                 100%





    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption        (including the redemption price)
    ----------------        -----------------    -------------------------     --------------------------------
        10/15/03                   Yes                    Yes                             100% 04/15/04
     semi-annually                                                                 semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $5,870,687.50             $74,312.50                $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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